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                                                                    EXHIBIT 4.13

                        HAYES LEMMERZ INTERNATIONAL, INC.
                             1996 STOCK OPTION PLAN


              1.    Purpose; Types of Awards; Construction.

              The purpose of the Hayes Lemmerz International, Inc. 1996 Stock Option Plan (the "Plan") is to afford an incentive to selected employees of and consultants to Hayes Lemmerz International, Inc. (the "Company"), or any Subsidiary or affiliate thereof which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business through the grant of options ("Options") pursuant to Section 6 hereof, which Options may be non-qualified stock options or "incentive stock options" in accordance with Section 422 of the Code. The Plan is intended to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act and Section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.


              2.    Definitions.


              For purposes of the Plan, the following terms shall be defined as set forth below:

              (a) "affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with, another Person.

              (b) "Beneficial Owner" has the meaning ascribed to it in Rule 13d-3 promulgated under the Exchange Act.

              (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Optionee in his most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

              (d) "Board" means the Board of Directors of the Company.

              (e) "Cause" shall have the meaning ascribed to it in the Form of Severance Agreement filed as Exhibit 10(A) to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1995.

              (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (g) "Committee" means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m).


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              (h) "Company" means Hayes Lemmerz International, Inc., a
corporation organized under the laws of the State of Delaware, or any successor corporation.

              (i) "Disability" means, as a result of the Optionee's incapacity due to physical or mental illness, the absence from full-time performance of the Optionee's duties with the Company or a Subsidiary or affiliate thereof for a period of six (6) consecutive months, at which time the Company shall have given the Optionee a notice of termination for Disability, and, within sixty (60) days after such notice of termination is given, the Optionee shall not have returned to the full-time performance of the Optionee's duties.

              (j) "Effective Date" means, subject to the provisions of Section 7(i) hereof, the date upon which the Plan is adopted by the Board.

              (k) "Effective Time of the Merger" means July 2, 1996.

              (l) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

              (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

              (n) "Fair Market Value" means (i) the closing sales price per share of Stock on the national securities exchange or other trading market on which the Stock is principally traded, for the most recent date on which there was a sale of such Stock on such exchange, or (ii), in the event that there has not been any sale of Stock on any such exchange or other trading market during any of the twenty (20) trading days immediately preceding the applicable date, such value as the Committee, in good faith consultation with the senior management of the Company, shall determine within 90 days of the last sale of the Stock.

              (o) "Incentive Stock Option" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

              (p) "Initial Option" shall have the meaning ascribed to it in
Section 4 hereof.

              (q) "Initial Optionee" shall have the meaning ascribed to it in
Section 4 hereof.

              (r) "Merger" means the transactions contemplated by that certain Agreement and Plan of Merger, dated March 28, 1996, between MWC Holdings, Inc. and the Company.

              (s) "Optionee" means a person who, as an employee of or consultant to the Company or any Subsidiary or affiliate thereof, has been granted an Option under the Plan.

              (t) "Option" means a right, granted to a Optionee under Section 6, to purchase shares of Stock.



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              (u) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option.

              (v) "Person" has the meaning ascribed to it in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

              (w) "Plan" means this Hayes Lemmerz International, Inc. 1996 Stock Option Plan, as amended from time to time.

              (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

              (y) "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereto, as amended from time to time, including any successor to such Section.

              (z) "Stock" means shares of the voting common stock, par value $.01 per share, of the Company.

              (aa)"Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


              3.    Administration.

              The Plan shall be administered by the Committee. The Committee shall have the authority, in its reasonable discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or as may be reasonably necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the persons to whom and the time or times at which Options shall be granted; to determine the type and number of Options to be granted, the number of shares of Stock to which an Option may relate and the terms, conditions, restrictions and performance criteria relating to any Option (including, without limitation, acceleration of such Option's exercisability in the event of a change in control of the Company); and to determine whether, to what extent, and under what circumstances an Option may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Options in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate thereof or the financial statements of the Company or any Subsidiary or affiliate thereof, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Option; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical for each Optionee); and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that no such amendment, modification or adjustment shall adversely affect


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any then outstanding Option without the prior written consent of the holder thereof.

              The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, affiliate thereof or Optionee (or any person claiming any rights under the Plan from or through any Optionee) and any stockholder.

              No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted made hereunder.


              4.    Eligibility.


              On the Effective Date and subject to the approval of the stockholders of the Company, each of the individuals listed on Schedule I hereto (each such individual, an "Initial Optionee") shall be granted an Option (each, an "Initial Option") to purchase the number of shares of Stock set forth opposite his name on Schedule I hereto. Following the Effective Date, Options may be granted to selected employees of or consultants to the Company and its present or future Subsidiaries and affiliates, in the discretion of the Committee. In determining the persons (other than the Initial Optionees) to whom Options shall be granted, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan; provided, however, that no person shall be granted an Incentive Stock Option unless he or she is an employee of or consultant to the Company or a Subsidiary at the time the Incentive Stock Option is granted.


              5.    Stock Subject to the Plan.


              The maximum number of shares of Stock reserved for the grant of Options under the Plan shall be 3,500,000, subject to adjustment as provided herein; provided, however, that the maximum number of allotted shares that any Optionee may receive during the term of the Plan may not exceed 1,200,000, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Option are forfeited, cancelled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares to the Optionee, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Options under the Plan.

              In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger,



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consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event shall occur after the date hereof which the Committee, in its reasonable discretion, determines affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of capital stock which may thereafter be issued upon exercise of Options, (ii) the number and kind of shares of capital stock issued or issuable in respect of outstanding Options, and (iii) the exercise price, grant price, or purchase price relating to any Option; provided, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with the provisions of Section 424(h) of the Code (or any successor thereto); and further provided, that no such change or adjustment shall be made in the event that (x) capital stock is issued by the Company in exchange for cash or property or pursuant to any employee benefit plan (as defined in Section 3(3) of ERISA) of the Company and (y) no change or adjustment is made for the benefit of holders of the outstanding Stock as a result thereof.


              6. Terms of Options. Options may be granted on such terms as may be determined by the Committee, provided that such terms and conditions are consistent with the following:

             (a) Exercise Price. The exercise price per share of Stock purchasable under an Initial Option shall be $16.00; provided, that, in the case of an Incentive Stock Option, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option. The exercise price per share of Stock purchasable under an Option that is not an Initial Option shall be determined by the Committee.

             (b) Term of Options. An Option granted under the Plan shall expire no later than ten (10) years from the date of grant of such Option.


              7.    General Provisions.

                    (a) Compliance with Local and Exchange Requirements. The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan and any Option Agreement or other agreement shall be subject to, and the Company shall take all reasonable steps to comply with, all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

                    (b) Nontransferability of Incentive Stock Options. Options shall not be transferable by an Optionee except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Optionee only by such Optionee or his guardian or legal representative.



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                   (c)    No Right to Continued Employment, etc. Nothing in the
Plan or in any Option granted or any Option Agreement or other agreement entered into pursuant hereto shall be construed as a contract of employment with any Optionee or confer upon any Optionee the right to continue in the employ of, or the affiliation with, the Company, any Subsidiary or any affiliate thereof or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or affiliate thereof to terminate such Optionee's employment or affiliation with the Company.

                   (d) Taxes. The Company or any Subsidiary or affiliate thereof is authorized to withhold from any payment relating to an Option under the Plan, including from a distribution of Stock, or any other payment to a Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Optionee's tax obligations.

                   (e) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Optionee, without such Optionee's consent, under any Option previously granted under the Plan.

                   (f) No Rights to Options; No Stockholder Rights. Except for the Initial Optionees with respect to the Initial Options, no Optionee shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically herein, a Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares.

                   (g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional shares.

                   (h) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                   (i) Effective Date; Plan Termination. The Plan shall take effect upon the Effective Date, but the Plan shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which the Company shall use its reasonable best efforts to obtain as soon as practicable after the Effective Date and which approval must occur within twelve months of the date the Plan is adopted by the Board. In the absence of such approval, such Options shall be null and void.



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                                                                 Schedule I

                        HAYES LEMMERZ INTERNATIONAL, INC.
                             1996 STOCK OPTION PLAN

                           SCHEDULE OF INITIAL GRANTS




                             [Intentionally Omitted]






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